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                                                                EXHIBIT 11.01

                            MICRONICS COMPUTERS, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)




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
                                                THREE MONTHS ENDED             SIX MONTHS ENDED
                                                     MARCH 31,                     MARCH 31,
                                             -----------------------       -----------------------
                                               1997           1996           1997           1996
                                             --------       --------       --------       --------
PRIMARY

Net income (loss) .....................      $ (2,664)      $   (916)      $ (2,498)      $     13
                                             ========       ========       ========       ========

Average shares outstanding ............        13,979         13,765         13,947         13,752
Options ...............................          --             --             --                7
                                             --------       --------       --------       --------
Total common stock and common
    stock equivalents .................        13,979         13,765         13,947         13,759
                                             ========       ========       ========       ========

Net income (loss) per common share ....      $   (.19)      $   (.07)      $   (.18)      $      0
                                             ========       ========       ========       ========

FULLY DILUTED

Net income (loss) .....................      $ (2,664)      $   (916)      $ (2,498)      $     13
                                             ========       ========       ========       ========

Average shares outstanding ............        13,979         13,765         13,947         13,752
Options ...............................          --             --             --                7
                                             --------       --------       --------       --------
Total common stock and common
    stock equivalents .................        13,979         13,765         13,947         13,759
                                             ========       ========       ========       ========

Net income (loss) per common share ....      $   (.19)      $   (.07)      $   (.18)      $      0
                                             ========       ========       ========       ========
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